EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2004, relating to the financial statements and financial statement schedule, which appears in Miller Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Joseph Decosimo and Company, LLP

Chattanooga, Tennessee

June 1, 2004